SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, DC 20549


                               FORM 8-K
                            CURRENT REPORT
                    Pursuant to Section 13 or 15(d)
                 of the Securities Exchange Act of 1934


Date of Report (date of earliest event reported):  July 6, 1995



                       CIRCLE FINE ART CORPORATION
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         (Exact name of registrant as specified in its charter)


  DELAWARE                        1-8653                  36-2855867
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State or other            (Commission File Number)     (I.R.S. Employer
jurisdiction of                                        Identification No
incorporation or
organization.


303 E. Wacker Drive, Suite 830, Chicago, Illinois               60601
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(Address of principal executive offices)                      (Zip Code)



Registrant's telephone number, including area code:   312-616-1300


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(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

On June 22, 1995, the Board of Directors of Circle Fine Art Corporation ("Circle") accepted the resignation of Louis G. Yaseen as President and CEO. Mr. Yaseen will continue as a Board Director of Circle, President of The Winbrook Group, Ltd. ("Winbrook"), and as a consultant to Circle.

In Mr. Yaseen's place, Circle's Board of Directors appointed Erwin A. Marks as President and CEO under a multi-year management contract. Mr. Marks is well-established as a turnaround executive and has had experience in rebuilding troubled retail companies. Most recently, he managed a portfolio of companies owned by Heller Financial, Inc. He serves as a Director on several corporate Boards, including Gantos, Inc. and Value Merchants, Inc., two publicly traded retailers, which recently emerged from Chapter 11 bankruptcy.

Item 6.  Resignation of Registrant's Directors

On June 30, 1995, the Board of Directors of Circle Fine Art Corporation accepted the resignations of Carolyn Solomon and Jack Solomon as Board Directors. Both have indicated that they intend to remain in their current employment positions. Mr. Solomon is the Founder and former Chairman of Circle. Mrs. Solomon was formerly President and Chief Operating Officer.

Item 7 Exhibits



   Exhibit #

       1            Not applicable
       2            Not applicable
       4            Not applicable
      16            Not applicable
      17            Not applicable
      21            Not applicable
      24            Not applicable
      25            Not applicable
      28            Not applicable

                                SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                     CIRCLE FINE ART CORPORATION
                                     (Registrant)


Date:  July 7, 1995           By  /s/ JOSEPH R. ATKIN
                                 ----------------------------
                                    Joseph R. Atkin
                                    Vice President and
                                    Chief Financial Officer